UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2014

FLIR Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Oregon	0-21918	93-0708501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(Address of registrant’s principal executive offices, including zip code)

(503) 498-3547

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Hiring of Senior Vice President, General Counsel and Secretary

On September 18, 2014, FLIR Systems, Inc. (“FLIR”) announced that Todd DuChene will join FLIR in the position of Senior Vice President, General Counsel and Secretary, succeeding William W. Davis who retired effective June 30, 2014. Reporting to President and Chief Executive Officer Andy Teich, Mr. DuChene will lead FLIR’s legal, intellectual property, corporate governance, and regulatory compliance activities. He was most recently Executive Vice President, General Counsel and Secretary at speech and language recognition technology company Nuance Communications, Inc., from 2011 to 2014. Previously, Mr. DuChene was Senior Vice President, General Counsel and Secretary of National Semiconductor Corporation, from 2008 to 2011, and he has served as General Counsel to Solectron Corporation, Fisher Scientific International Inc., and OfficeMax, Inc. Mr. DuChene began his legal career as a corporate lawyer with BakerHostetler in Cleveland, Ohio in 1988. Mr. DuChene is a graduate of The University of Michigan Law School and The College of Wooster.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2014	FLIR SYSTEMS, INC.

	By	/s/ Anthony L. Trunzo
Anthony L. Trunzo
Sr. Vice President, Finance and Chief Financial Officer